PKF Audisur

INDEPENDENT ACCOUNTANTS' SPECIAL REPORT ON FAIR PRICE ASSESSMENT IN MANDATORY PUBLIC TENDER OFFER DUE TO TAKEOVER (Title III, Chapter II, Section II, paragraph c), Article 10 of CNV's RULES, TEXT AS REVISED IN 2013)

To the

Chairman and Directors of

EMPRESA DE ENERGÍA DEL CONO SUR S.A - (EDELCOS)

Taxpayer ID No. (CUIT): 30-71702715-5

Registered Office: Av. Paseo Colón 746 – 4th Floor

Autonomous City of Buenos Aires

In our capacity as independent accountants, we hereby issue this special report at your request to be filed with the Argentine Securities Commission (“CNV”), as required by such agency in Title III, Chapter II, Section II, paragraph c), Article 10 of the CNV's rules, text as revised in 2013. As far as the matters within our purview are concerned, we have reviewed the information detailed in the following section.

Information subject to review

We have reviewed the information prepared by EMPRESA DE ENERGIA DEL CONO SUR

S.A - (EDELCOS) (the “Company”) concerning accurate fair price assessment in compliance with Article 88, paragraph I of Law No. 26,831 and Article 14, Section III, Title III, Chapter II of the CNV's rules, text as revised in 2013, as described in the information contained in the accompanying Exhibits I and II. We have initialized such Exhibits I and II for identification purposes with this special report.

Management's responsibility for the information subject to review

Company's management is responsible for the preparation and presentation of the information subject to review contained in the accompanying Exhibits I and II, in accordance with the CNV's rules and Article 88, paragraph I) of Law No. 26,831, as amended. Furthermore, the Company's Board of Directors is responsible for the existence of such internal control as might be deemed required to enable the preparation of the information identified in the preceding paragraph.

Chartered accountants’ responsibility

We performed our work in accordance with the rules on other related services set forth in Section VII.C., second part, of Technical Pronouncement No. 37 of the Argentine Federation of Professional Councils in Economic Sciences for the issuance of special reports, including the application of certain procedures established in such standard, which are deemed necessary for the issuance of this special report. Such standards require that we fulfill ethical requirements and that we plan for our work.

We have applied the procedures detailed below on the records and documents furnished by the Company. In performing our work, we relied on the fact that the information furnished to us is accurate, complete, legitimate and free from fraud and other unlawful acts, for which we have considered its appearance and formal structure.

The scope of these procedures is lower than that of an audit or assurance engagement. Therefore, we do not express an audit or assurance opinion on the above-described information. The procedures performed by us were exclusively limited to:

a)	Reading the minutes of the Extraordinary General Shareholders' Meeting held on December 23, 2020 transcribed to sheets 3 to 5 of the Book of Minutes of Shareholders' Meetings No. 1, officially signed on January 19, 2021 under No. IF-2021-04921441-APN-DSC#IGJ, with the Argentine Superintendence of Corporations (Inspección General de Justicia, IGJ), in which the shareholders authorized the submission of an offer to Pampa Energía S.A. to enter into an agreement, and its ancillary understandings and instruments, pursuant to which the Company would acquire shares of stock representing a majority interest in Empresa Distribuidora y Comercializadora Norte S.A.’s capital stock and votes;

b)	Verifying the Offer Letter - Offer EDN-A/2020 signed by EDELCOS, Daniel Eduardo Vila, Integra Capital S.A., José Luis Manzano and Mauricio Filiberti, containing EDELCOS S.A.'s irrevocable offer to purchase from Pampa Energía S.A. 462,292,111 Class "A", book-entry common shares issued by Empresa Distribuidora y Comercializadora Norte S.A., with a nominal value of $1 and one voting right each, representing 51% of the capital stock and votes.

c)	Verifying Pampa Energía S.A.'s acceptance letter signed on December 28, 2020, whereby EDELCOS, Integra Capital S.A., José Luis Manzano, Daniel Eduardo Vila and Mauricio Filiberti are notified of the irrevocable acceptance of Offer EDN-A/2020 dated December 28, 2020.

d)	Verifying EDELCOS S.A.'s interim financial statements as of January 31, 2021, which in Note 5 thereto disclose the acquisition of Edenor S.A.'s s shares and the execution of an agreement with Pampa Energía S.A. for the acquisition of a 51% interest in Edenor S.A.'s capital stock and votes.

e)	Verifying the wire transfer instruction and the Swift Transfer receipt dated November 18 and 19, 2020, respectively, to the accounts designated in the document entitled “Account Designation” for the equivalent in Euros to US$ 5,000,000.

f)	Verifying the wire transfer instruction and the Swift Transfer receipt dated December 28 and 30, 2020, respectively, to the accounts designated in the document entitled “Account Designation” for the equivalent in Euros to US$ 5,000,000.

g)	Verifying the authorization to transfer 21,876,856.00 Class "B" shares to the custody account designated in the document entitled “Account Designation” by means of a visual check of the securities transfer authorization receipt.

h)	Verifying the note entitled “Account Designation” concerning the share purchase agreement from Pampa Energía S.A. relating to Offer Letter EDN-A/2020.

i)	Verifying EDELCOS's June 2021 bank statement (MUFG Bank) which shows a cash disbursement to Pampa Energía S.A. for $50,000,000 paid on June 29, 2021.

j)	Notice dated December 28, 2020 given by Pampa Energía to the CNV and Bolsas y Mercados Argentinos S.A. (BYMA) reporting, as a material event, that on the aforementioned date it had entered into a share purchase agreement with EDELCOS and Integra Capital S.A., Daniel Eduardo Vila, Mauricio Filiberti and José Luis Manzano, pursuant to which it agreed to sell the controlling interest in Empresa Distribuidora y Comercializadora Norte S.A. (“Edenor”) by transferring all Class “A” shares representing 51% of the capital stock and votes in that company.

k)	Notice dated December 28, 2020 given by EDENOR to the CNV and BYMA reporting, as a material event, that it took cognizance that Pampa Energía S.A., the controlling company owner of 100% of Class “A” shares of Edenor's stock, representing 51% of its capital stock and equal number of votes, entered into, in the capacity of seller, a share purchase agreement with EDELCOS and Integra Capital S.A., Daniel Eduardo Vila, Mauricio Filiberti and José Luis Manzano.

l)	Notice dated June 30, 2021 given by Pampa Energía S.A. to the CNV and BYMA reporting, as a material event, that on the aforementioned date it had completed the transfer of all Class “A” shares of stock, representing 51% of Empresa Distribuidora y Comercializadora Norte S.A. (“Edenor”)’s capital stock and votes owned by it in favor of EDELCOS S.A., as approved at the Company's Ordinary and Extraordinary General Shareholders' Meeting held on February 17, 2021, thereby resulting in Edenor’s change of control.

m)	Notice dated July 15, 2021 given by EDENOR to the CNV and BYMA reporting, as a material event, the change of control notice received from EDELCOS as part of the transaction whereby it acquired all Class “A” shares of Edenor S.A.’s stock.

n)	Notice dated July 15, 2021 from EDELCOS given by EDENOR S.A. to the CNV reporting, as a material event, the change of control as a result of the sale of equity interest.

o)	Verifying the prices for the marketable securities subject matter of the offer during the six-month period immediately preceding the date of the announcement of the transaction involving the change of control, regardless of the number of trading sessions, by means of a visual check of Bloomberg Finance LP's screen.

p)	Recalculating the simple average price, as required in Article 14 - Section III, Chapter II, Title III of the CNV's rules, text as revised in 2013.

q)	Verifying the U.S. dollar selling exchange rate published by BNA, as required in Article 14 - Section III, Chapter II, Title III of the CNV's rules, text as revised in 2013.

r)	Making the required calculations for purposes of the assessments applied in Exhibit I.

Chartered accountants' opinion

Based on the work performed on the information detailed under the caption “Information subject to review” and within the scope described in “Chartered accountants' responsibility,” we hereby report that:

a)	No findings have arisen in connection with the accurate fair price assessment pursuant to Article 88, paragraph I) of Law No. 26,831, as amended, which is disclosed in the accompanying Exhibits I and II;

b)	Concerning the higher price paid or agreed to by EMPRESA DE ENERGIA DEL CONO SUR S.A - (EDELCOS) for EDENOR’s securities (EDN AR Equity) during the twelve (12) months prior to the commencement date of the public tender offer period, we hereby report that such price amounts to $ 21.79, according to the calculations detailed in the accompanying Exhibit I; and

c)	Concerning the average price for the marketable securities subject matter of the offer during the six-month period immediately preceding the date of announcement of the transaction involving the change of control, regardless of the number of trading sessions, we hereby report that such price amounts to $29.34, as detailed in the accompanying Exhibits I and II.

d)	Concerning the fair price assessment, which is equal to the higher of b) or c), we hereby report that it amounts to $ 29.34.

Other matters

This special report is issued for exclusive use by the Company to be filed with the CNV (Argentine Securities Commission) and may not be used for any other purpose.

Autonomous City of Buenos Aires, July 27, 2021

PKF AUDISUR S.R.L.

CPCECABA Vol. 1 Fol. 5

Marcelo Horacio Katz

Chartered Accountants (UBA)

CPCECABA Vol. 146 Fol. 82

Partner

EXHIBIT I

AFFIDAVIT ON FAIR PRICE ASSESSMENT BREAKDOWN:

Fair price is equal to the higher of a) or b): $29.34

a) Assessment of the higher price paid or agreed to by EMPRESA DE ENERGIA DEL CONO SUR S.A - (EDELCOS) for EDENOR's shares (EDN AR Equity) during the (12) twelve (12) month period prior to the commencement date of the public tender offer period: $ 21.79.

Transaction Detail	Payment Date	Transaction Type	Amount in US$	Closing U.S. dollar exchange rate as per BNA	Number of Shares	Amount in $	Price paid per Share
A - CLASS "B" SHARE PURCHASE	Nov. 24, 2020	Cash	5,000,000.00	85.50	21,876,856.00	427,500,000.00	19.54

OFFER LETTER FOR THE PURCHASE OF PAMPA ENERGY SA'S SHARES (1)
B - CLASS "A" SHARE PURCHASE, as per Offer Letter	Dec. 28, 2020	Cash	5,000,000.00	88.50		442,500,000.00
		Class "B" Shares		25.75	21,876,856.00	563,329,042.00
C - CLASS "A" SHARE PURCHASE, As per Offer Letter at closing	June 29, 2021	Cash	50,000,000.00	100.75		5,037,500,000.00
		Amount due within 12 months	40,000,000.00	100.75		4,030,000,000.00

OFFER LETTER TOTALS EDN-A/2020 shares PAMPA ENERGY SA (2)					462,292,111.00	10,073,329,042.00	21.79

(1)	Offer Letter referred to in paragraph b) of the information subject to review
(2)	The number of total shares arises from the Offer Letter submitted to Pampa Energía SA referred to in paragraph b) of the information subject to review

b) Average price for the marketable securities subject matter of the offer during the six-month period immediately preceding the date of announcement of the transaction involving the change of control, regardless of the number of trading sessions: $ 29.34, as detailed in the accompanying Exhibit II.

Initialized for identification purposes with our

report dated July 27, 2021

PKF AUDISUR S.R.L.

CPCECABA Vol. 1 Fol. 5

Marcelo Horacio Katz

Chartered Accountant (UBA)

CPCECABA Vol. 146 Fol. 82	On behalf of EMPRESA DE ENERGIA DEL CONO SUR S.A.
Partner	(EDELCOS)
Nicolás Mallo Huergo
Legal representative

EXHIBIT II (1/2)

AVERAGE PRICE ASSESSMENT: Item b Exhibit I

Date	Last Price	Volume	Date	Last Price	Volume
06/29/2021	38.6	372714	05/04/2021	27.9	88395
06/28/2021	40.65	198247	05/03/2021	27.7	128951
06/25/2021	42.2	391657	04/30/2021	27.75	52371
06/24/2021	42	157336	04/29/2021	27.5	127722
06/23/2021	41.65	135588	04/28/2021	27.55	136850
06/22/2021	40.65	206832	04/27/2021	27.4	83686
06/18/2021	40.75	172929	04/26/2021	27.25	204362
06/17/2021	41.9	225847	04/23/2021	26.5	51471
06/16/2021	42.6	146274	04/22/2021	27.3	89366
06/15/2021	42.45	132186	04/21/2021	27.25	204701
06/14/2021	43.5	555221	04/20/2021	26.5	81891
06/11/2021	42.25	602569	04/19/2021	26.75	107149
06/10/2021	41.8	1074268	04/16/2021	27	71893
06/09/2021	45.9	840655	04/15/2021	26.4	57142
06/08/2021	42.1	424354	04/14/2021	27	150897
06/07/2021	41.3	1168633	04/13/2021	26.9	75808
06/04/2021	36.1	557071	04/12/2021	27.35	81097
06/03/2021	34.5	302203	04/09/2021	27.1	117508
06/02/2021	32.6	113139	04/08/2021	27.4	235814
06/01/2021	31.25	258354	04/07/2021	27.15	77927
05/31/2021	30.95	84115	04/06/2021	26.9	110926
05/28/2021	31.25	232660	04/05/2021	25.95	73607
05/27/2021	30.85	298758	03/31/2021	25.55	194626
05/26/2021	29.95	493181	03/30/2021	26	99361
05/21/2021	28.45	368573	03/29/2021	25.35	80022
05/20/2021	27.7	387834	03/26/2021	25.15	50781
05/19/2021	27.65	90914	03/25/2021	25.3	19035
05/18/2021	27.7	122624	03/23/2021	26	140042
05/17/2021	28.05	100452	03/22/2021	25.9	40450
05/14/2021	27.85	211252	03/19/2021	25.9	74302
05/13/2021	27.7	237929	03/18/2021	25.65	142187
05/12/2021	27	87336	03/17/2021	26.15	91977
05/11/2021	27.3	199250	03/16/2021	26.45	147067
05/10/2021	27.5	147719	03/15/2021	27	140611
05/07/2021	27.45	50953	03/12/2021	26.25	159283

EXHIBIT II (2/2)

AVERAGE PRICE ASSESSMENT: Item b Exhibit I (Continued)

Date	Last Price	Volume	Date	Last Price	Volume
05/06/2021	27.4	98194	03/11/2021	26.3	136250
05/05/2021	27.85	28347	03/10/2021	25.7	85934
03/09/2021	25.9	176181	02/02/2021	26.9	163783
03/08/2021	25.2	69495	02/01/2021	26.4	47241
03/05/2021	26	85587	01/29/2021	26.1	201640
03/04/2021	25.9	156361	01/28/2021	26.8	265773
03/03/2021	26.8	92738	01/27/2021	27.25	241566
03/02/2021	27.55	40562	01/26/2021	27.15	414921
03/01/2021	27.7	120791	01/25/2021	26.65	387181
02/26/2021	27	61333	01/22/2021	26.1	216355
02/25/2021	27.6	110909	01/21/2021	25.7	478344
02/24/2021	27.9	115712	01/20/2021	27.25	144292
02/23/2021	27.3	154341	01/19/2021	27.35	146859
02/22/2021	27.5	304472	01/18/2021	26.7	64696
02/19/2021	27.85	155597	01/15/2021	27.05	242320
02/18/2021	28	293911	01/14/2021	26.7	153841
02/17/2021	28.1	158965	01/13/2021	26.5	156657
02/12/2021	27.75	167095	01/12/2021	26.1	165544
02/11/2021	27.7	142567	01/11/2021	25.8	260582
02/10/2021	28.3	112362	01/08/2021	26.9	206799
02/09/2021	28.1	338503	01/07/2021	27.15	295603
02/08/2021	27.7	857827	01/06/2021	27.55	445947
02/05/2021	27.45	537079	01/05/2021	27.75	219021
02/04/2021	28.45	543017	01/04/2021	28.1	410556
02/03/2021	28.25	524034	12/30/2020	28.6	778180

CALCULATION OF SIMPLE AVERAGE PRICE FOR THE MARKETABLE SECURITIES SUBJECT MATTER OF THE OFFER DURING THE IMMEDIATELY PRECEDING SIX-MONTH PERIOD: $ 29.34

Initialized for identification purposes with our

report dated July 27, 2021

PKF AUDISUR S.R.L.

CPCECABA Vol. 1 Fol. 5 Marcelo Horacio Katz

Chartered Accountant (UBA)

CPCECABA Vol. 146 Fol. 82

Partner

On behalf of EMPRESA DE ENERGIA DEL CONO SUR S.A. (EDELCOS)
Nicolás Mallo Huego
Legal representative

Autonomous City of Buenos Aires, July 28, 2021

We hereby certify, pursuant to the authority granted to this PROFESSIONAL COUNCIL under laws 466 (Section 2, paragraphs D and J) and 20,488 (Section 21, paragraph I) the professional report dated July 27, 2021 on Miscellaneous Matters of Empresa de Energía del Cono Sur S.A., Taxpayer Identification No. (CUIT) 30-71702715-5, signed by MARCELO HORACIO KATZ. We further certify that the relevant controls aimed at verifying the effective registration and formal control of such professional report have been made in accordance with Resolution C. 236/88, which controls do not imply any technical opinion on the professional tasks performed.

License Holder Details

MARCELO HORACIO KATZ

Chartered Accountant (UBA)

CPCECABA Vol. 146 Fol. 82

Signing in the capacity as

PKF AUDISUR S.R.L.

Vol. 1 Fol. 5

PARTNER

Authentication No. 764802

This professional report has been filed online by the intervening professional, and meets the requirements of effective registration controls, competences, and formal controls on reports and certificates (Resolution C. 236/88). The recipient of this document may check its validity at www.consejo.org.ar/certifcaciones/validar.htm, by entering the following code: wqejhk7